Exhibit 99.1

KULR Announces Extension of Outstanding Note

SAN DIEGO / GLOBENEWSWIRE / August 30, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced that it has extended the initial tranche of its Note repayment to Yorkville to September 22, 2023.

Michael Mo, KULR CEO, commented: "During this period of ongoing discussions with Yorkville Advisors, we appreciate their willingness to grant an extension to the Company's outstanding Note. In the interim, this allows management to continue to focus on operations and execution of its growth initiatives.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. Except as required by law, we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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